Exhibit 4.1

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER DECEMBER 18, 2020.

THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON CONVERSION THEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THESE SECURITIES, AGREES FOR THE BENEFIT OF NIOCORP DEVELOPMENTS LTD. (THE “COMPANY”) THAT THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO THE COMPANY, (B) IF THE SECURITIES HAVE BEEN REGISTERED IN COMPLIANCE WITH THE REGISTRATION REQUIREMENTS UNDER THE U.S. SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, (C) IN COMPLIANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE U.S. SECURITIES ACT IN ACCORDANCE WITH RULE 144 THEREUNDER, IF APPLICABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS AND REGULATIONS GOVERNING THE OFFER AND SALE OF SECURITIES, AND, IN THE CASE OF ANY OFFER, SALE, PLEDGE OR TRANSFER PURSUANT TO CLAUSE (C) OR (D), THE HOLDER HAS, PRIOR TO SUCH OFFER, SALE, PLEDGE OR TRANSFER, FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING, CERTIFICATION AND/OR OTHER EVIDENCE OF EXEMPTION, IN EACH CASE, REASONABLY SATISFACTORY TO THE COMPANY TO SUCH EFFECT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES ARE PROHIBITED EXCEPT IN COMPLIANCE WITH THE U.S. SECURITIES ACT. THESE SECURITIES MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON CANADIAN STOCK EXCHANGES.

THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON CONVERSION THEREOF HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT. THE SECURITIES REPRESENTED HEREBY MAY NOT BE CONVERTED UNLESS THE SECURITIES ISSUABLE UPON CONVERSION THEREOF HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR EXEMPTIONS FROM SUCH REGISTRATION REQUIREMENTS ARE AVAILABLE.

NIOCORP DEVELOPMENTS LTD.

7000 South Yosemite Street
Suite115, Centennial, CO 80112

UNSECURED CONVERTIBLE NOTE

PRINCIPAL: US$1,871,621	December 18, 2020

FOR VALUE RECEIVED, NioCorp Developments Ltd. (the “Corporation”) promises to pay to Nordmin Engineering Ltd. (the “Holder”) at such place as the Holder may by notice in writing to the Corporation direct the principal sum of ONE MILLION EIGHT HUNDRED SEVENTY ONE THOUSAND SIX HUNDRED TWENTY ONE DOLLARS in lawful money of the United States of America (US$1,871,621) (the “Principal”). Subject to the provisions of this unsecured convertible note (this “Note”), the Principal shall become due and payable on December 18, 2021(the “Maturity Date”).

Convertible Debenture

This Note is subject to the terms and conditions set out below.

Article 1
INTERPRETATION

1.1	Definitions

As used herein, the following expressions shall have the following meanings:

(a)	“Business Day” means a day on which banks are generally open for the transaction of commercial business in Vancouver, British Columbia but does not in any event include a Saturday or a Sunday or a statutory holiday under applicable Canadian law.

(b)	“Capital Reorganization” has the meaning ascribed thereto in Section 3.4.

(c)	“Closing Date” means the date first written above on the front page of this Note.

(d)	“Common Shares” means common shares of the Corporation, as such shares were constituted on the date hereof, or as the same may be reorganized or reclassified pursuant to any of the events set out in Section 3.4 or as the same may otherwise be subdivided or consolidated from time to time.

(e)	“Conversion Price” means the price per Common Share at which this Note shall be convertible into Common Shares, which price shall be equal to 92% of the Volume Weighted Average Price (converted to United States dollars using the Bank of Canada daily average exchange rate on the Business Day immediately preceding the Date of Conversion), subject to adjustment from time to time pursuant to Section 3.4.

(f)	“Corporation” has the meaning ascribed thereto in the first paragraph of this Note.

(g)	“Date of Conversion” has the meaning ascribed thereto in Subsection 3.2(c).

(h)	“Event of Default” has the meaning ascribed thereto in Section 6.1.

(i)	“Holder” has the meaning ascribed thereto in the first paragraph of this Note.

(j)	“Maturity Date” has the meaning ascribed thereto in the first paragraph of this Note.

(k)	“Person” means an individual, partnership, corporation, trust or other business or legal entity.

(l)	“Principal” has the meaning ascribed thereto in the first paragraph of this Note, as reduced pursuant to the terms hereof pursuant to any prepayment, conversion or otherwise.

(m)	“Subscription Agreement” means the subscription agreement executed and delivered concurrently herewith between the Holder and the Corporation.

(n)	“Transaction Documents” means, collectively, this Note and the Subscription Agreement and other documents executed and delivered pursuant to or in connection with the closing of the Subscription Agreement.

(o)	“TSX” means the Toronto Stock Exchange.

(p)	“US$” means United States dollars.

(q)	“Volume Weighted Average Price” means volume weighed average price in Canadian dollars of the Common Shares traded on the TSX during the five (5) trading days immediately preceding the Date of Conversion, calculated by dividing the total value by the total volume of the Common Shares traded on the TSX during such five trading day period, as reported by the TSX or other reporting service approved by the TSX.

1.2	Extended Meanings

The terms “hereto”, “hereby”, “hereunder”, “herein” and similar expressions refer to the whole of this Note and not to any particular Article, Section, clause or part hereof. Words importing the singular number only include the plural and vice versa and words importing gender include all genders.

1.3	Sections and Headings

The division of this Note into Articles and Sections and the insertion of headings are for convenience of reference only and shall not affect the construction and interpretation of this Note.

1.4	Exhibit

The following is the Schedule which forms part of this Note:

Exhibit A:               Notice of Conversion

Article 2
THE NOTE

2.1	Interest

The Holder acknowledges and agrees that, subject to section 5.2 herein, the Note shall be interest free and shall not accrue any interest from the date hereof until the Maturity Date.

2.2	Prepayment Right

At any time prior to the Maturity Date, the Corporation may, upon three Business Days’ notice to the Holder, prepay, in whole or in part, any outstanding Principal.

2.3	Payment on Maturity

On the Maturity Date or such earlier date as determined in accordance with Section 4.2 hereof, the Corporation shall pay to the Holder the then outstanding Principal of this Note.

Article 3
RIGHT OF CONVERSION

3.1	Conversion Privilege

Subject to and upon compliance with the provisions of this Section 3.1, the Holder may, at its option from the date hereof until the Maturity Date, convert all or any part of the outstanding Principal (in multiples of US$1,000 unless such conversion is for the amount of Principal then outstanding) into fully paid and non-assessable Common Shares at the Conversion Price on the applicable Date of Conversion, free and clear of all liens, charges and encumbrances, provided that:

(i)	the Holder shall convert US$450,000 of the outstanding Principal on the Closing Date;

(ii)	the Holder may convert a maximum of US$250,000 of the outstanding Principal within any thirty (30) day period subsequent to the initial conversion of US$450,000 of the outstanding Principal by the Holder on the Closing Date;

(iii)	the maximum number of Common Shares issuable to the Holder upon conversion of this Note shall be 4,500,000 Common Shares in the aggregate, subject to the any adjustments pursuant to Section 3.4 hereof; and

(iv)	the Holder shall not be permitted to convert all or any part of the outstanding Principal if, following such conversion, the Holder would hold more than (i) 9.99% of the total, outstanding issued Common Shares unless the Holder files a Personal Information Form with the TSX and provides the Corporation with TSX approval of same, as required by the TSX or (ii) 19.99% of the total, outstanding issued Common Shares.

3.2	Exercise of Conversion Privilege

(a)	Notice. In order to exercise the optional conversion privilege contained herein, the Holder shall deliver a duly completed written notice substantially in the form of Exhibit A attached hereto signed by the Holder stating that the Holder elects to convert the whole or a part of the Principal of this Note. Where there has been a partial conversion in accordance with the terms hereof, the Corporation and the Holder hereby acknowledge and agree that the outstanding Principal under this Note shall be deemed to be reduced by the amount of Principal which was the subject of such conversion.

(b)	Contract between the Holder and the Corporation. Notice given pursuant to Subsection 3.2(a) shall be deemed to constitute a contract between the Holder and the Corporation whereby the Holder subscribes for the number of Common Shares which it shall be entitled to receive on such conversion and, upon the issuance of the Common Shares in accordance with such conversion subscription and delivery of the certificate therefor to the Holder, the Holder releases the Corporation from all liability under this Note with respect to the amount of the Principal so converted. With respect to any Common Shares which are issued upon conversion, as required from time to time under the securities legislation which governs the Corporation or any hold period imposed by a regulatory authority, the Holder agrees to be bound by any applicable hold period. For any Common Shares which are issued within four months after the Closing Date, the certificates evidencing such Common Shares shall contain the following legend:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THIS SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER DECEMBER 18, 2020.”

For any Common Shares which are issued on or after the Closing Date, the certificates evidencing such Common Shares shall contain the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THESE SECURITIES, AGREES FOR THE BENEFIT OF NIOCORP DEVELOPMENTS LTD. (THE “COMPANY”) THAT THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY ONLY (A) TO THE COMPANY, (B) IF THE SECURITIES HAVE BEEN REGISTERED IN COMPLIANCE WITH THE REGISTRATION REQUIREMENTS UNDER THE U.S. SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, (C) IN COMPLIANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE U.S. SECURITIES ACT IN ACCORDANCE WITH RULE 144 THEREUNDER, IF APPLICABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS AND REGULATIONS GOVERNING THE OFFER AND SALE OF SECURITIES, AND, IN THE CASE OF ANY OFFER, SALE, PLEDGE OR TRANSFER PURSUANT TO CLAUSE (C) OR (D), THE HOLDER HAS, PRIOR TO SUCH OFFER, SALE, PLEDGE OR TRANSFER, FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING, CERTIFICATION AND/OR OTHER EVIDENCE OF EXEMPTION, IN EACH CASE, REASONABLY SATISFACTORY TO THE COMPANY TO SUCH EFFECT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES ARE PROHIBITED EXCEPT IN COMPLIANCE WITH THE U.S. SECURITIES ACT. THESE SECURITIES MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON CANADIAN STOCK EXCHANGES.”

(c)	Date of Conversion. The date of receipt by the Corporation of the notice referred to in Section 3.2(a) is herein referred to as the “Date of Conversion” of the applicable amount of the Principal of this Note being converted on such date in accordance with the terms hereof. Such conversion shall be deemed to have been effected immediately prior to the close of business on such Date of Conversion.

(d)	Delivery of Certificates. Certificates for the Common Shares issuable on any conversion pursuant to this Note shall be delivered to the Holder by courier delivery service to the Holder’s address set out in Section 6.2 as such address may be updated from time to time in accordance therewith.

3.3	No Fractional Common Shares

Notwithstanding anything herein contained, the Corporation shall in no case be required to issue fractional Common Shares upon the conversion of this Note. If any fractional interest in a Common Share would, except for the provisions of this Section 3.3, be deliverable upon the conversion of all or any part of this Note, the number of Common Shares issuable to the Holder shall be rounded down to the nearest whole number of Common Shares.

3.4	Capital Reorganization

If and whenever at any time after the date hereof there is:

(i)        a reclassification of the Common Shares outstanding at any time or a change of the Common Shares into other shares or into other securities, or

(ii)       a consolidation, amalgamation, arrangement or merger of the Corporation with or into any other corporation or other entity (other than a consolidation, amalgamation, arrangement or merger which does not result in any reclassification of the outstanding Common Shares or a change of the Common Shares into other shares or securities), or a transfer of the undertaking or assets of the Corporation as an entirety or substantially as an entirety to another corporation or other entity;

(any of such events being called a “Capital Reorganization”): (a) the Holder, upon exercising the conversion privilege pursuant to Section 3.2 after the effective date of such Capital Reorganization, will be entitled to receive, in lieu of the number of Common Shares to which the Holder was theretofore entitled upon such conversion, the aggregate number of shares, other securities or other property which the Holder would have been entitled to receive as a result of such Capital Reorganization if, on the effective date thereof, the Holder had been the registered holder of the number of Common Shares to which the Holder was theretofore entitled upon conversion of this Note and (b) the formula for determining the Conversion Price shall be adjusted, as necessary and equitable, immediately upon the effective date of such Capital Reorganization to give effect to the Capital Reorganization. If determined appropriate by action of the directors of the Corporation to be equitable and in accordance with the foregoing terms of this Section 3.4, appropriate adjustments will be made as a result of any such Capital Reorganization in the application of the provisions set forth in this Section 3.4 with respect to the rights and interests thereafter of the Holder to the end that the provisions set forth in this Section 3.4 will thereafter correspondingly be made applicable as nearly as may reasonably be practicable in relation to any shares, other securities or other property thereafter deliverable upon the exercise of the conversion privilege. Any such adjustment must be made by and set forth in an amendment to this Note approved by action of the directors of the Corporation made in good faith and when so made will for all purposes be conclusively deemed to be an appropriate adjustment, subject to the prior approval any such adjustment by the TSX.

3.5	Reservation of Sufficient Shares

The Corporation shall at all times when any part of this Note remains outstanding reserve and keep available out of its authorized but unissued Common Shares, for the purpose of effecting the conversion of this Note, such number of Common Shares as shall from time to time be sufficient to effect the conversion hereof.

Article 4
Holder Rights

4.1	Waiver

The Holder may waive in writing any breach by the Corporation of any of the provisions contained in this Note or any default by the Corporation in the observance or performance of any covenant or condition required to be observed or performed by the Corporation hereunder, provided that no such waiver or any other act, failure to act or omission by the Holder shall extend to or be taken in any manner to affect any subsequent breach or default or the rights of the Holder resulting therefrom.

4.2	Change in Control

In the event of a Change of Control (as defined below), the Holder shall have the lesser of (i) five Business Days from the date of delivery of a notice from the Corporation to the Holder of such Change of Control and (ii) 30 days from the date of the first public announcement of such Change of Control to elect, by way of written notice to the Corporation, that the Corporation prepay the outstanding Principal, together with any other amounts payable hereunder, which aggregate amount will be payable in full by the Corporation within three (3) Business Days of the closing of such Change of Control.

A “Change of Control” shall be deemed to have occurred if:

(a)	any Person or a group of Persons acting together or in concert become(s) the beneficial owner(s), directly or indirectly, of securities of the Corporation representing fifty percent (50%) or more of the combined voting power of the Corporation’s then outstanding voting securities;

(b)	the stockholders or members of the Corporation approve (i) a plan of complete liquidation of the Corporation or (ii) the sale or other disposition by the Corporation of all or substantially all of the Corporation’s assets; or

(c)	a merger, amalgamation, plan of arrangement, consolidation or other form of business combination of the Corporation with any other entity is consummated, other than:

(i)	a merger, amalgamation, plan of arrangement, consolidation or other form of business combination which results in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the surviving entity’s outstanding voting securities immediately after such merger or consolidation; or

(ii)	a merger, amalgamation, plan of arrangement, consolidation or other form of business combination which would result in the directors of the Corporation (who were directors immediately prior thereto) continuing to constitute more than 50% of all directors of the surviving entity immediately after completion of such merger, amalgamation, plan of arrangement, consolidation or other form of business combination, and in this paragraph (c), “surviving entity” shall mean only an entity in which all of the Corporation’s equity holders immediately before such merger, amalgamation, plan of arrangement, consolidation or other form of business combination (determined without taking into account any equity holders properly exercising appraisal or similar rights) become stockholders by the terms of such merger, amalgamation, plan of arrangement, consolidation or other form of business combination, and the phrase “directors of the Corporation (who were directors immediately prior thereto)” shall include only individuals who were directors of the Corporation at the Closing Date.

Article 5
EVENTS OF DEFAULT

5.1	Events of Default

The whole of the Principal remaining unpaid shall, at the option of the Holder, become immediately due and payable in each of the following events (each such event being herein called an “Event of Default”):

(a)	if the Corporation fails to make payment of the outstanding Principal under this Note on the Maturity Date in accordance with Section 2.3 herein or following a Change of Control in accordance with Section 4.2 herein and such default shall continue for ten (10) Business Days after written notice thereof is given to the Corporation by the Holder;

(b)	if the Corporation fails to comply with its obligation to issue Common Shares upon conversion of this Note in accordance with Article 3 herein and such default shall continue for ten (10) Business Days after written notice thereof is given to the Corporation by the Holder;

(c)	if any representation or warranty or certification made or deemed to be made by the Corporation, or any of its respective directors or officers in the Transaction Documents to which it is a party shall prove to have been incorrect in any material respect when made or deemed to be made, and if the circumstances giving rise to the incorrect representation or warranty are capable of modification or rectification (such that, thereafter the representation or warranty would be correct), the representation or warranty remains uncorrected for fifteen (15) Business Days after written notice thereof is given to the Corporation by the Holder;

(d)	if an order is made or an effective resolution passed for the winding-up, liquidation or dissolution of the Corporation;

(e)	if the Corporation consents to or makes a general assignment for the benefit of creditors or makes a proposal or makes an application for or otherwise seeks an order under the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada) or any other bankruptcy, insolvency or analogous laws;

(f)	if the Corporation becomes bankrupt or insolvent or commits an act of bankruptcy, or any proceeding is commenced against or affecting the Corporation:

(i)	seeking to adjudicate it a bankrupt or insolvent;

(ii)	seeking liquidation, dissolution, winding-up, restructuring, reorganization, arrangement, protection, relief or composition of it or any of its property or debt or making a proposal with respect to it under any law relating to bankruptcy, insolvency, reorganization or compromise of debts or similar laws (including, without limitation, any reorganization, arrangement or compromise of debt under the laws of its jurisdiction of incorporation or organization); or

(iii)	seeking appointment of a receiver, receiver and manager, liquidator, trustee, agent, custodian or other similar official for it or for any part of its properties and assets,

and such proceeding is not dismissed or stayed within 30 days provided that, if stayed, such stay has not expired or been revoked and is continuing;

5.2	Rights on Default

Upon the occurrence of any one or more Events of Default which is continuing, the outstanding Principal owing hereunder shall, at the option of the Holder, immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by the Corporation. Interest shall accrue on the Principal amount from the date of the Event of Default until payment in full, which interest will be payable at a rate of five percent (5%) per annum, accruing daily (on the basis of the actual number of days elapsed in a 365 day year).

5.3	Remedies Cumulative

All powers and remedies given herein to the Holder shall, to the extent permitted by law, be deemed cumulative and not exclusive of, but in addition to, any other powers and remedies available to the Holder hereunder, by law, equity, statute, judicial proceedings or otherwise, to enforce the performance and observance of the covenants and agreements contained in this Note. No delay or omission by the Holder to exercise any right or power accruing hereunder shall impair any such right or power, or shall be construed to be a waiver of any such right or power or an acquiescence therein. Every power and remedy given herein or by law to the Holder may be exercised from time to time, and as often as shall be deemed expedient by the Holder.

5.4	Conflict with Applicable Law

All rights, remedies and powers provided herein may be exercised only to the extent that the exercise thereof does not violate any mandatory provision of applicable law and all provisions of this Note are intended to be subject to all mandatory provisions of applicable law which may be controlling in the premises and to be limited to the extent necessary so that they will not render this Note invalid, unenforceable or not entitled to be recorded, registered or filed under the mandatory provisions of any applicable law. Any provision hereof contrary to mandatory provisions of applicable law shall be deemed to be ineffective and shall be severable from and not invalidate any other provision of this Note.

Article 6
GENERAL

6.1	Expenses

All of the reasonable costs and expenses of the Holder (including all legal and accounting fees and expenses) incurred in connection with the preparation of this Note and the Transaction Documents relating to this Note are for the account of the Holder. In the event that any suit or action is instituted to enforce any provision in this Note, the prevailing party in such dispute shall be entitled to recover from the losing party all reasonable fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Note (including all reasonable legal and accounting fees and expenses), which shall include, without limitation, all reasonable fees, costs and expenses of appeals.

6.2	Notice

Any notice, communication, payment or demand required or permitted to be given under this Note shall be deemed to have been sufficiently given to the recipient if delivered personally, or (other than in the case of payment) if sent by email or by courier addressed as follows:

(a)	to the Corporation at:

NioCorp Developments Ltd.

7000 South Yosemite Street, Suite 115

Centennial, CO 80112

Attn: John F. Ashburn, Jr.

email: jashburn@niocorp.com

(b)	to the Holder at:

Nordmin Engineering Ltd.

160 Logan Avenue

Thunder Bay, Ontario

P7A 6R1

Attn: Chris Dougherty

email: chris.dougherty@nordmin.com

Any such mailing shall be deemed to be received on the date of delivery if delivered personally, on the next Business Day following the transmission by facsimile or email confirmed by the sender thereof or the date following sending by courier. Either party hereto may change its address for the purpose of this Section by giving written notice of such change to the other.

6.3	Extensions and Amendments

Any agreement for the extension of the time of payment of the moneys hereby secured or any part thereof made at, before or after maturity, and prior to the execution of a discharge or release of this Note, or any agreement for altering the term or any other covenant or condition hereof, need not be registered in any office of public record but shall be effectual and binding upon the Corporation and its successors and permitted assigns when executed by the Corporation and the Holder and the grant of any necessary regulatory approval.

6.4	Assignment; Successors and Assigns

The Holder may not assign this Note without the prior written consent (which shall not be unreasonably withheld or delayed) of the Corporation. The Corporation may not assign this Note without the prior written consent (which shall not be unreasonably withheld or delayed) of the Holder, provided always that the Corporation acknowledges and agrees that the Holder shall not be acting unreasonably if it refuses to consent if, in the reasonable opinion of the Holder, any proposed transferee does not have the requisite financial strength to assume the due and punctual performance of the payment obligations and each and every covenant and condition of this Note to be performed and observed by the Corporation and provided further that no such assignment by the Corporation shall in any way relieve the Corporation from any of its obligations or liabilities hereunder. This Note is binding upon the parties hereto and their respective successors and permitted assigns.

6.5	Discharge of Note

After the Principal has been (i) paid in full, or (ii) satisfied in full by conversion pursuant to Article 3 hereof, the Holder shall cancel and discharge this Note and execute and deliver, or cause to be executed and delivered to the Corporation such instruments as shall be necessary to discharge this Note.

6.6	Further Assurances

Each party will from time to time and at its own expense promptly execute and deliver all further documents and take all further action necessary or appropriate to give effect to and perform the provisions and intent of this Note and to complete the transactions contemplated hereby and to fulfill any reporting or filing requirements.

6.7	Entire Agreement

This Note, together with the other Transaction Documents, constitutes the whole and entire agreement between the parties hereto and cancels and supersedes any prior agreements, undertakings, declarations, commitments or representations, written or oral, in respect thereof.

6.8	Governing Law

This Note shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

6.9       Time of Essence

Time shall be of the essence of this Note in all respects.

[signatures on the next following page]

IN WITNESS WHEREOF the Corporation has executed this Note as of the date first written above.

NIOCORP DEVELOPMENTS LTD.

Per:	/s/ Neal S. Shah
Name: Neal S. Shah
Title: CFO

The terms and conditions of this Note are acknowledged and agreed to by the Holder.

Nordmin Engineering Ltd.

Per:	/s/ Chris Dougherty
Name: Chris Dougherty
Title: Chairman

EXHIBIT A

NOTICE OF CONVERSION

TO:      NioCorp Developments Ltd.

The undersigned, the registered holder of the convertible Note issued by NioCorp Developments Ltd. on December 18, 2020 (the “Note”) hereby irrevocably elects to convert US$[●] (the “Conversion Amount”) of the principal outstanding under the Note into common shares of NioCorp Developments Ltd. at the Conversion Price as defined in the Note and on the conversion terms set out in the Note. The Holder hereby acknowledges and agrees that, on issuance and delivery of the Common Shares of the Corporation in accordance with the terms of the Note, the Principal outstanding under the Note shall be deemed to be reduced by the Conversion Amount.

DATED this ____ day of ___________________, 20__.

Nordmin Engineering Ltd.

Per:
Name:
Title: